                                                     INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Acxiom Corporation

         We consent to the incorporation by reference of our report on the consolidated statements of operations, stockholders'
equity and cash flow of Acxiom Corporation and subsidiaries for the year ended March 31, 2000, which is incorporated by reference in the March 31, 2002 annual report on Form 10-K of Acxiom Corporation and to the reference to our firm under the heading "Independent
Auditors" in the prospectus.

/s/  KPMG LLP

July 24, 2002